UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

SEVEN STARS CLOUD GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building B4, Tai Ming International Business Court,
Tai Hu Town, Tongzhou District, Beijing, China 101116
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant's Certifying Accountant.

(a)   Grant Thornton (“GT”), China member firm of Grant Thornton International, was previously the independent registered public accounting firm for Seven Stars Cloud Group, Inc., formerly known as Wecast Network, Inc. (the “Company”). On February 16, 2018, the Audit Committee of the board of directors of the Company (the “Audit Committee”) approved the dismissal of GT.

The Audit Committee engaged GT in April 2017 as its independent registered public accounting firm. The Company’s prior independent registered public accounting firm that issued audit reports on the Company’s financial statements as of and for the fiscal years ended 2016 and 2015 did not include an adverse opinion or a disclaimer of opinion in those reports, and those reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Since the commencement of GT’s engagement in April 2017 through February 16, 2018, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events requiring disclosures (as described in Item 304(a)(1)(v) of Regulation S-K), except that GT advised the Company of a material weakness in the Company’s internal control of financial reporting related to the design, documentation and implementation of effective internal controls over the review of the cash flow forecasts used in assessing the recoverability of licensed content. The Company has authorized GT to respond fully to inquiries of the successor accountant.

GT has not issued any audit report on the consolidated financial statements of the Company for any prior fiscal year, including as of and for the years ended December 31, 2017 and 2016 and therefore GT has not issued an audit report containing an adverse opinion or a disclaimer of opinion, nor has any audit report been qualified or modified as to uncertainty, audit scope or accounting principles.

A letter from GT is attached as Exhibit 16.1 to this Form 8-K.

(b)   On February 16, 2018, the Company appointed BF Borgers CPA PC (“BF”) as its new independent registered public accounting firm to audit the Company’s financial statements as of and for the year ended December 31, 2017. The decision to retain BF was approved by the Audit Committee.

During the Company's fiscal years ended December 31, 2016 and 2015 and the subsequent interim period through February 16, 2018, neither the Company nor anyone on its behalf has consulted with BF regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's financial statements and, neither a written report nor oral advice was provided to the Company that BF concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from Grant Thornton dated February 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: February 22, 2018	By:	/s/ Bruno Wu
Bruno Wu
Chief Executive Officer